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EXHIBIT 4.1
EXECUTION COPY

MIDWEST GENERATION, LLC

AND

MIDWEST FINANCE CORP.,

as Issuers,

SECOND PRIORITY SENIOR SECURED NOTES DUE 2034

INDENTURE

Dated as of April 27, 2004

THE BANK OF NEW YORK,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.06; 7.07
(c)	7.06; 10.03;12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	10.02
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	10.04
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*
This Cross-Reference Table is not part of the Indenture.

i

SCHEDULES
Schedule A	PERMITTED PRIOR LIENS
EXHIBITS
Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTE GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE, dated as of April 27, 2004, among Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), Midwest Finance Corp., a Delaware corporation ("Midwest Finance" and, together with Midwest, the "Issuers") and The Bank of New York, as Trustee.

        WHEREAS, the Issuers have duly authorized the issue of their 8.75% Second Priority Senior Secured Notes due 2034 (the "Notes"), and to provide, among other things, for the authentication, delivery and administration thereof, the Issuers have duly authorized the execution and delivery of this Indenture; and

        WHEREAS, all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuers, and to constitute these presents a valid Indenture and agreement according to its terms, have been done:

        The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and not in violation of Section 4.09 hereof, as part of the same series as the Initial Notes.

        "Adjusted EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication, to the extent taken into account in calculating Consolidated Net Income:

          (1)   an amount equal to any extraordinary loss plus any net loss realized by Midwest or any of its Subsidiaries in connection with an Asset Sale, minus any extraordinary gains or gains on sales of assets; plus

          (2)   a provision for Taxes based on income or profits of Midwest and its Subsidiaries for such period, less income tax benefit; plus

          (3)   Consolidated Interest Expense for such period; plus

          (4)   all interest expense accrued on Powerton/Joliet Lease Liabilities during such period; minus

          (5)   all interest income accrued on the Powerton/Joliet Lease Intercompany Note during such period; plus

          (6)   depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Midwest and its Subsidiaries for such period; plus

          (7)   interest expense under any intercompany Indebtedness between Midwest and Edison Mission Overseas Co. for such period; plus

          (8)   non-cash charges (including the effect of cumulative changes in accounting principles) and unrealized losses from price risk management under SFAS 133 decreasing such Consolidated Net Income for such period, other than the accrual of expenses in the ordinary course of business; minus

          (9)   non-cash-gains (including the effect of cumulative changes in accounting principles) and unrealized gains from price risk management under SFAS 133 increasing such Consolidated Net Income for such period, other than the accrual of revenues in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Affiliated Subordinated Indebtedness" means Indebtedness of Midwest or any of its Subsidiaries that is owed to Midwest or any of its Affiliates.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights by Midwest or any of its Subsidiaries; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of Midwest and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2)   the issuance of Equity Interests in any of Midwest's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   a disposition resulting from the exercise by a Governmental Authority of its claimed or actual power of eminent domain, in each case without compensation;

          (2)   a transfer or assets between or among Midwest and any Guarantors;

          (3)   the sale or other disposition of cash or Cash Equivalents;

          (4)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million;

          (5)   any sale or transfer of fuel or other related assets, including assets related to trading activities;

          (6)   an issuance of Equity Interests by a Subsidiary of Midwest to Midwest or to another Subsidiary of Midwest;

          (7)   the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (8)   a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; and

          (9)   an issuance of Equity Interests in Midwest in accordance with the terms of this Indenture.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in Capitalized Lease Liabilities, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Liabilities."

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "beneficially owns" and "beneficially owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease" means, with respect to any Person, a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on the balance sheet of such Person or such Person's Subsidiaries in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (excluding, to the extent included, Powerton/Joliet Lease Liabilities).

        "Cash Disbursements" means, in respect of any period, an amount equal to the aggregate, without duplication, of:

          (1)   all Obligations due and payable with respect to Secured Debt during such period, excluding, in each case, any mandatory prepayments or repurchases of Secured Debt made with the proceeds of:

            (a)   any Asset Sale;

            (b)   the sale of Equity Interests by, or contributions to the common equity capital of, Midwest or any of its Subsidiaries; and

            (c)   any incurrence of Indebtedness by Midwest or any of its Subsidiaries;

          (2)   all amounts paid by Midwest with respect to the Powerton/Joliet Lease Liabilities during such period; and

          (3)   payments of interest or principal at the Stated Maturity thereof with respect to Indebtedness of Midwest or any of its Subsidiaries that is not Affiliated Subordinated Indebtedness and is permitted to be incurred under Section 4.09 hereof.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), the Canadian government (or any agency or instrumentality thereof) or the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities not more than one year from the date of acquisition and overnight bank deposits, in each case, with any lender party to the Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch (or successor rating agency) Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

          (6)   investments in money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clause (1) through (5) of this definition; and

          (7)   other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of not more than one year from the date of acquisition.

        "Change in Control" means the occurrence of any of the following:

          (1)   the adoption of a plan relating to the liquidation or dissolution of Midwest;

          (2)   the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) of the Exchange Act) becomes the direct Beneficial Owner of more than 50% of the Voting Stock of Edison Mission Energy, measured by voting power rather than number of shares; provided, that the consummation of any such transaction shall not be deemed to be a Change in Control if such "person" (pro forma after giving effect to the transaction) has a long-term unsecured debt rating from each of S&P and Moody's (with a stable outlook from both rating agencies) that is the same or better than Edison Mission Energy's long-term unsecured debt rating from each of S&P and Moody's as of the date of this Indenture (i.e., B from S&P and B2 from Moody's);

          (3)   the first day on which Edison Mission Energy fails to own, directly or indirectly, a majority of the Equity Interests of Midwest;

          (4)   the first day on which Edison Mission Midwest Holdings Co. fails to own, directly or indirectly, 100% of the Equity Interests of Midwest; provided, that Edison Mission Midwest Holdings Co. may be consolidated, transferred or merged with or into Midwest Generation EME, LLC or Midwest; provided, further that Midwest Generation EME, LLC reaffirms the pledge of the Equity Interests in Midwest for the benefit of the Collateral Trustee; or

          (5)   the first day on which Midwest fails to own, directly or indirectly, 100% of the Equity Interests of Midwest Finance.

        "Class" means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

        "Clearstream" means Clearstream Banking, S.A.

        "Collateral" means:

          (1)   all properties and assets now owned or hereafter acquired by Midwest, except:

            (a)   Excluded Assets;

            (b)   any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the Collateral Trust Agreement; and

            (c)   any properties and assets which no longer secure the Notes or any Obligations in respect thereof pursuant to Section 10.03 hereof;

provided that, in the case of clause (b) if such Liens are released as a result of the sale, transfer or other disposition of any properties or assets of Midwest, such assets or properties will cease to be excluded from the Collateral if Midwest thereafter acquires or reacquires such assets or properties;

          (2)   a pledge of Midwest's membership interests by Edison Mission Midwest Holdings Co.;

          (3)   a pledge of the capital stock of Edison Mission Midwest Holdings Co. by Midwest Generation EME, LLC; and

          (4)   a pledge of an account of Edison Mission Marketing & Trading pursuant to the Deposit Account Control Agreement, dated as of April 27, 2004, between Edison Mission Marketing & Trading, Inc. and Wilmington Trust Company.

        "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of the date of this Indenture, among Midwest, the Pledgors from time to time party thereto, Citicorp North America, Inc., as administrative agent under the Credit Agreement, the Trustee and the Collateral Trustee.

        "Collateral Trustee" means Wilmington Trust Company in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

        "Collins Facility" means the fossil fuel-fired electric generating facility known as the Collins Station, consisting of two 554 megawatt (net) units and three 530 megawatt (net) units, located near the town of Morris, in Grundy County, Illinois.

        "Consolidated Interest Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Adjusted EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio will be calculated giving Pro Forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the Calculation Date will be given Pro Forma effect as if they had occurred on the first day of such reference period;

          (2)   the Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

          (4)   any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

          (5)   any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire reference period (taking into account any Obligations in respect of Interest Rate Hedging Transactions applicable to such Indebtedness as if such Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Consolidated Interest Expense" means, for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of Midwest and its Subsidiaries for such period accrued (whether or not paid), including non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Liabilities, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Transactions, plus one-third of all payments with respect to Operating Lease Liabilities related to sale and leaseback transactions of Midwest's Facilities; plus

          (2)   the consolidated interest expense of Midwest and its Subsidiaries that was capitalized during such period; plus

          (3)   any interest accruing on Indebtedness of a Person that is Guaranteed by Midwest or one of its Subsidiaries or secured by a Lien on assets of Midwest or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Midwest or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Midwest or to Midwest or any of its Subsidiaries, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of Midwest for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or Guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed for purposes of this Indenture to be the outstanding principal amount of the debt, obligation or other liability Guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability Guaranteed thereby has not been established, the amount of such Contingent Liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, however, that any agreement to limit the maximum amount of such Person's obligation under such Contingent Liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

        "Core Facilities" means the Crawford Station (excluding the Crawford Peaking Unit), the Fisk Station (other than the Fisk Peaking Unit), the Waukegan Station (other than Unit 6 and the Waukegan Peaking Unit), the Joliet #9 Station (other than the Joliet #9 Peaking Unit), the Joliet Leased Facility, the Powerton Leased Facility and the Will County Station (other than Units 1 and 2).

        "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

        "Credit Agreement" means that certain Credit Agreement, dated as of the date of this Indenture, among Midwest, certain commercial lending institutions, and the Loan Administrative Agent, relating to $900.0 million in aggregate principal amount of Term Loans and Working Capital Loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Midwest to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Midwest may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Midwest and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Environmental CapEx Debt" means Indebtedness of Midwest incurred for the purpose of financing Environmental Capital Expenditures.

        "Environmental Capital Expenditures" means capital expenditures deemed necessary by Midwest to comply with Environmental Law.

        "Environmental Law" means all applicable Federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to Hazardous Materials and/or to public health and protection of the environment.

        "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between Secured Parties of the same Class, that such Liens or proceeds:

          (1)   will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

          (2)   will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letter of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

        "Equity Contributions" means contributions of cash or Cash Equivalents to the common equity capital of Midwest by Persons other than Midwest and its Subsidiaries.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

        "ERISA Legend" means the legend set forth in Section 2.06(g)(4) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Excess Cash Flow" means, for any period, the excess, if any, of Midwest's Funds Flow from Operations for such period over Midwest's Cash Disbursements for such period.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Notes issued in the Registered Exchange Offer pursuant to Section 2.06(f) hereof.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Assets" means:

          (1)   Excluded Contracts;

          (2)   any lease, license, contract, property right or agreement to which Midwest is a party or any of Midwest's rights or interests thereunder if and only for so long as the grant of a security interest under the Security Documents shall constitute or result in a breach, termination, default or invalidity under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and the security interest granted under the Security Documents shall attach, immediately and automatically, at such time as such consequences shall no longer result;

          (3)   any interest in personal property located on any real property of Midwest that is a Non-Mortgaged Facility;

          (4)   any account (and all amounts that are held therein) if and only for so long as such account and the amounts therein (1) constitute accounts with or on behalf of futures contract brokers or (2) are pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by Midwest, in the case of either clause (1) or (2), to secure obligations with respect to (x) Permitted Trading Activities or (y) interest rate, commodity price or currency rate management contracts or derivatives;

          (5)   office and industrial equipment which is subject to Permitted Prior Liens;

          (6)   an account for the collateralization of letters of credit issued under the Credit Facilities and any replacement account;

          (7)   emissions allowances and credits; and

          (8)   equity ownership in Midwest Finance.

        "Excluded Contracts" means (1) each Operative Document (other than the Reimbursement Agreement) as defined in each of the Powerton/Joliet Participation Agreements and (2) any tax allocation agreement to which Midwest is a party on the date of this Indenture and as may be amended or modified from time to time.

        "Facilities" means (1) the Collins station, the Crawford station, the Fisk station, the Joliet station, the Powerton station, the Waukegan station and the Will County station, (2) the Crawford, Fisk, Joliet and Waukegan on-site peaking units, (3) the Bloom, Calumet, Electric Junction, Lombard and Sabrooke off-site peaking units and (4) any other electric generating facilities acquired or constructed after the date of this Indenture and described in the definition of Permitted Business.

        "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of Midwest and evidenced by an Officers' Certificate delivered to the Trustee, if such value is less than or equal to $10.0 million, or (2) determined in good faith by the Board of Directors of Midwest and evidenced by a resolution delivered to the Trustee, if such value is greater than $10.0 million.

        "Funds Flow from Operations" means, in respect of any period, the excess, if any, of:

          (1)   all cash amounts received by Midwest during such period from any source whatsoever, including revenues from the sale of energy and capacity and proceeds of business interruption insurance, and excluding, without duplication:

            (a)   the proceeds of any Asset Sale;

            (b)   the proceeds from the sale of Equity Interests by, or contributions to the common equity capital of, Midwest or any of its Subsidiaries; and

            (c)   the proceeds of any incurrence of Indebtedness by Midwest or any of its Subsidiaries, over

          (2)   Operating Expenses of Midwest and its Subsidiaries during such period.

        "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable date of determination.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Governmental Authority" means any nation, state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means any Subsidiary of Midwest that executes a Note Guarantee in accordance with the provisions of this Indenture, and its successors and assigns.

        "Hazardous Materials" means

          (1)   any "hazardous substance," as defined by any Environmental Law;

          (2)   any "hazardous waste," as defined by any Environmental Law;

          (3)   any petroleum product (including crude oil or any fraction thereof); or

          (4)   any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, force or substance (including polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or radioactivity) that is regulated pursuant to or could give rise to liability under any Environmental Law.

        "Holder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

        "Indebtedness" of any Person means, without duplication:

          (1)   all indebtedness for borrowed money;

          (2)   all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business;

          (3)   all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalent Investments), bankers' acceptances and similar instruments (in each case, whether or not matured);

          (4)   all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (5)   all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

          (6)   all Capitalized Lease Liabilities and Operating Lease Liabilities;

          (7)   all net obligations with respect to interest cap arrangements, interest rate swaps agreements, sales of foreign exchange options and other hedging agreements or arrangements;

          (8)   all indebtedness referred to in clauses (1) through (7) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and

          (9)   all Contingent Liabilities.

        The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (A)  the Fair Market Value of such asset at the date of determination, and

            (B)  the amount of the Indebtedness of the other Person.

        Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any Contingent Liabilities (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means the first $1.0 billion aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

        "Initial Purchasers" means Credit Suisse First Boston LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., UBS Securities LLC and KBC Financial Products USA Inc.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        "Interest Rate Hedging Transactions" means all interest rate swaps, caps or collar agreements or similar arrangements entered into by any Person:

          (1)   in order to protect against fluctuations in, or hedge or manage, interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes; and

          (2)   with a counterparty permitted pursuant to the Secured Debt Documents.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Midwest or any Subsidiary of Midwest sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Midwest such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Midwest, Midwest will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Midwest's Investments in such Subsidiary that were not sold or disposed of. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made (less all returns of principal or equity thereon) and without giving effect to subsequent changes in value.

        "Joliet Leased Facility" means the Joliet Station, Units 7 and 8, 1044 megawatts of the 1358 megawatt coal-fired electric generating facility and certain related assets located in Will County, Illinois.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Loan Documents" means the Credit Agreement, the Security Documents and all other agreements related thereto.

        "Loans" means the Term Loans and the Working Capital Loans.

        "Material Adverse Effect" means a material adverse effect on (1) the business, property, results of operations or financial condition of Midwest and its Subsidiaries taken as a whole, (2) the ability of Midwest and its Subsidiaries to perform their obligations under the Notes or (3) the value of, or the validity or priority of the Collateral Trustee's security interests in, the Collateral taken as a whole.

        "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

        "Mortgaged Facilities" means the Crawford Station (including the Crawford Peaking Unit), the Fisk Station (including the Fisk Peaking Unit), the Waukegan Station (including the Waukegan Peaking Unit), the Joliet #9 Station (including the Joliet #9 Peaking Unit), the Will County Station, the Calumet Peaking Unit, the Electric Junction Peaking Unit, the Lombard Peaking Unit and the Sabrooke Peaking Unit.

        "Necessary CapEx Debt" means Indebtedness of Midwest incurred for the purpose of financing Necessary Capital Expenditures.

        "Necessary Capital Expenditures" means capital expenditures that, in the exercise of Prudent Industry Practices, are reasonably necessary for the continued operation or maintenance of the Facilities or that are required by applicable law (other than Environmental Law). The term "Necessary Capital Expenditures" does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power the Facilities.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1)   any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (2)   any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means:

          (1)   in connection with any Recovery Event, the cash proceeds (or proceeds consisting of Cash Equivalents) of such Recovery Event, reduced by (i) any expenses reasonably incurred in respect of such Recovery Event, including attorneys' fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Recovery Event (other than any Lien pursuant to a Security Document) and (ii) taxes incurred or reasonably estimated to be incurred as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), to the extent that, in the case of Recovery Events relating to property or casualty insurance claims, the amount of such proceeds exceeds $15.0 million with respect to any asset or group of related assets of Midwest; and

          (2)   in connection with any Asset Sale, the cash proceeds (or proceeds consisting of Cash Equivalent Investments) received from such Asset Sale, reduced by (i) the amount of any legal, title, and recording tax expenses, commissions and other fees, costs and expenses directly or indirectly incurred by Midwest as a result of such Asset Sale and (ii) the amount of any taxes, incurred by Midwest by reason of such Asset Sale.

        Notwithstanding the foregoing, any proceeds received in connection with a Recovery Event in respect of either the Powerton Leased Facility or the Joliet Leased Facility shall be applied in accordance with the Powerton/Joliet Lease Documents, as applicable, and, to the extent so applied, shall not be included in the definition of Net Proceeds.

        "Non-Core Facilities" means the Facilities other than the Collins Facility and the Core Facilities.

        "Non-Mortgaged Facility" means each of the following facilities and properties adjacent thereto: (i) the Collins Leased Facility, (ii) the Powerton Leased Facility, (iii) Joliet #29, (iv) the Bloom Peaking Unit and (v) Sampson's Canal, including in each case such Non-Mortgaged Facility's (A) equipment and other assets and (B) site and related easements and other real estate rights.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Documents" means this Indenture, the Notes, the Collateral Trust Agreement, each Parity Debt Sharing Confirmation, the other Security Documents and all other agreements related thereto.

        "Note Guarantee" means a Guarantee by any Subsidiary of the payment obligations on the Notes.

        "Note Obligations" means the Notes and all other Obligations of any obligor under the Note Documents.

        "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

        "Obligations" means with respect to any Indebtedness of any Person (collectively, without duplication):

          (1)   all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest, fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;

          (2)   any and all sums advanced by the Collateral Trustee or any other Person in order to preserve the Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Collateral or any other collateral, securing such Indebtedness; and

          (3)   the costs and expenses of collection and enforcement of the obligations referred to in clauses (1) and (2), including:

            (A)  the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral or any other collateral;

            (B)  the costs and expenses of any exercise by the Collateral Trustee or any other Person of its rights under the Security Documents or any other Security Documents; and

            (C)  reasonable attorneys' fees and court costs.

        "Obligor" means Midwest, the Pledgors and each Person (if any) that at any time provides collateral security for any Secured Debt Obligations.

        "Obsolete Facility" means any Non-Core Facility that Midwest has reasonably determined is economically or technologically obsolete or otherwise surplus to Midwest's needs or is no longer useful in its trade or business.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate with respect to compliance with a condition or covenant provided for in this Indenture, signed on behalf of Midwest by two officers of Midwest, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Midwest, including:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        "Operating Expenses" means, in respect of any period, all cash used in operating activities or investing activities (as determined in accordance with GAAP), including any Permitted Tax Payments; provided that Operating Expenses will exclude Powerton/Joliet Lease Liabilities to the extent included in Cash Disbursements; provided, further, that cash used for investments made with:

          (1)   the proceeds of any Asset Sale;

          (2)   the proceeds from the sale of Equity Interests by, or contributions to the common equity capital of, Midwest or any of its Subsidiaries; and

          (3)   the proceeds of any incurrence of Indebtedness by Midwest or any of its Subsidiaries,

shall be excluded from the calculation of Operating Expenses.

        "Operating Lease Liability" of any Person means all monetary obligations of such Person under any Operating Lease, and the amount of such obligations shall be the termination value of such Operating Lease.

        "Opinion of Counsel" means an opinion from legal counsel that includes the statements provided for in Section 12.05 hereof, if and to the extent required thereby. The counsel may be an employee of or counsel to Midwest, any Subsidiary of Midwest or the Trustee.

        "Parity Debt Representative" means:

          (1)   in the case of the Notes, the Trustee; or

          (2)   in the case of any other Series of Parity Lien Debt, the Trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Parity Lien Debt, and who has become a party to the Collateral Trust Agreement.

        "Parity Debt Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of that Series of Parity Lien Debt, as set forth in this Indenture or other agreement governing that Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by Midwest or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement.

        "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of Midwest or any other Obligor to secure Parity Lien Obligations.

        "Parity Lien Debt" means:

          (1)   the Notes issued under and on the date of this Indenture; and

          (2)   Obligations under Interest Rate Hedging Transactions incurred to hedge or manage interest rate risk with respect to (x) Parity Lien Debt and (y) Priority Lien Debt (other than Interest Rate Hedging Transactions that satisfy the requirements of clause (1) of the definition of "Priority Lien Debt") having an aggregate principal amount not to exceed the aggregate notional principal amount of notes outstanding and, in the case of clause (y), not to exceed $350.0 million;

          (3)   any other Indebtedness (including Additional Notes) that is permitted to be incurred by Section 4.09 hereof if the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt (other than such refinancing Indebtedness that satisfies the requirements of clause (2) of the definition of "Priority Lien Debt") or other Parity Lien Debt; or

          (4)   any other Indebtedness that is permitted to be incurred by Section 4.09 hereof if the aggregate principal amount of all such other Indebtedness contemplated by this clause (4) does not as of any date of incurrence exceed the greater of (a) $100.0 million or (b) such maximum principal amount of Indebtedness as would not, after giving Pro Forma effect to the incurrence thereof and the application of the proceeds therefrom, cause the Secured Leverage Ratio to be greater than 2.75 to 1.0;

provided, that, in each case:

          (i)    on or before the date on which such Indebtedness is incurred by Midwest such Indebtedness is designated by Midwest, in an Officers' Certificate delivered to each Parity Debt Representative and the Collateral Trustee, as Parity Lien Debt for the purposes of this Indenture and the Collateral Trust Agreement; provided, that no Obligation or Indebtedness may be designated as both Priority Lien Debt and Parity Lien Debt;

          (ii)   such Indebtedness is governed by an agreement that includes a Parity Debt Sharing Confirmation; and

          (iii)  all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if Midwest delivers to the Collateral Trustee an officer's certificate in the form required pursuant to the Collateral Trust Agreement stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt).

        "Parity Lien Documents" means, collectively, the Note Documents and this Indenture or agreement governing each other Series of Parity Lien Debt and all agreements governing, securing or relating to any Parity Lien Obligations.

        "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

        "Parity Lien Secured Parties" means the holders of Parity Lien Obligations and any Parity Debt Representatives.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Business" means the ownership, construction, leasing, operation and maintenance of the facilities currently operated by Midwest and any similar electric generating facilities, together with any related assets or facilities, and the sale and marketing of wholesale electric power and other related products and services and such other business or businesses as may be reasonably incidental thereto.

        "Permitted Debt" has the meaning given in Section 4.09 hereof.

        "Permitted Investments" means:

          (1)   any Investment existing on the date of this Indenture;

          (2)   any Investment in Midwest or a Subsidiary of Midwest that is a Guarantor;

          (3)   any Investment in cash or Cash Equivalents;

          (4)   any Investment by Midwest or any of its Subsidiaries in a Person, if as a result of such Investment:

            (a)   such Person becomes a Subsidiary of Midwest and a Guarantor; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Midwest or a Subsidiary of Midwest that is a Guarantor;

          (5)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (6)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Midwest;

          (7)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Midwest or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (8)   Investments represented by Obligations in respect of Interest Rate Hedging Transactions;

          (9)   repurchases of the Notes and other Parity Lien Obligations;

          (10) investments in connection with the provision of Permitted Marketing Support;

          (11) negotiable instruments held for deposit or collection in the ordinary course of business; and

          (12) other Investments in any Person other than an Affiliate of Midwest having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $50.0 million.

        "Permitted Liens" means:

          (1)   Liens in favor of the Collateral Trustee securing (a) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap, (b) Obligations in respect of Interest Rate Hedging Transactions of up to $350.0 million of Priority Lien Debt and (c) all related Priority Lien Obligations;

          (2)   Liens in favor of the Collateral Trustee equally and ratably securing the Notes to be issued under and on the date of this Indenture and all future Parity Lien Debt, Obligations in respect of Interest Rate Hedging Transactions having an aggregate principal amount not to exceed the aggregate principal amount of outstanding notes and all related Parity Lien Obligations;

          (3)   Liens in favor of Midwest or any of its Subsidiaries;

          (4)   Liens existing on the date of this Indenture;

          (5)   Liens for taxes, assessments or other governmental charges or levies not yet delinquent or thereafter payable without penalty or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted and for which adequate reserves in accordance with GAAP shall have been set aside on Midwest's books;

          (6)   Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on Midwest's books;

          (7)   Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits;

          (8)   Liens granted as security for the performance of bids, tenders, statutory obligations, operating leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (9)   judgment Liens in existence less than 30 days after the entry thereof so long as no enforcement, levy, collection or foreclosure proceeding has commenced or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (10) Liens to secure Environmental CapEx Debt;

          (11) Liens to secure Necessary CapEx Debt; provided, that such Liens secure Necessary CapEx Debt of not more than $100.0 million in aggregate principal amount at any one time outstanding, plus interest thereon and related Obligations;

          (12) Lien on property acquired after the date of this Indenture that were existing on the date of the acquisition of such property; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

          (13) Liens on cash collateral securing investments and guarantee obligations permitted by clauses (5) and (7) of the definition of Permitted Debt;

          (14) Liens created pursuant to the Powerton/Joliet Lease Operative Documents as the same are in effect on the date of this Indenture;

          (15) easements, rights of way, reservations, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlord's rights of distraint and other similar imperfections in title on real estate; provided that such easements and imperfections are not incurred in connection with any Indebtedness and do not materially (individually or in the aggregate) (i) interfere with the use of the property and assets of Midwest or (ii) affect the operation or value of the Mortgaged Facilities or the interest of the Secured Parties in the Collateral;

          (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus repairs, improvements and additions to such property or assets) and shall not be more senior than the original Lien; and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any accrued interest, fees and expenses, including premiums, related to such Indebtedness;

          (17) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to operating leases incurred in the ordinary course of business and not otherwise prohibited by this Indenture;

          (18) Liens not in respect of Indebtedness consisting of the interest of the lessor under any operating lease entered into in the ordinary course of business and not otherwise prohibited by this Indenture;

          (19) Liens on cash and short-term investments (i) deposited by Midwest or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by Midwest or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (x) Permitted Trading Activities or (y) interest rate, commodity price, or currency rate management contracts or derivatives; and

          (20) Liens incurred in the ordinary course of business of Midwest or any of its Subsidiaries with respect to obligations that do not exceed $100.0 million at any one time outstanding.

        "Permitted Marketing Support" shall mean the use by Midwest of its funds (including the proceeds of loans) and letters of credit issued for the account of Midwest, in each case, to support Permitted Trading Activities conducted by or for the benefit of Midwest, whether directly with unaffiliated third parties or with Edison Mission Marketing & Trading.

        "Permitted Prior Liens" means:

          (1)   Liens securing Priority Lien Obligations not exceeding the Priority Lien Cap;

          (2)   Liens described in clause (4) (to the extent set forth on Schedule A to this Indenture) of the definition of "Permitted Liens;"

          (3)   Liens to secure Environmental CapEx Debt pursuant to clause (10) of the definition of "Permitted Liens," but only to the extent that such Liens encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

          (4)   Liens to secure Necessary CapEx Debt pursuant to clause (11) of the definition of Permitted Liens;

          (5)   Liens described in clause (19) of the definition of "Permitted Liens;" and

          (6)   Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Secured Debt Documents.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Midwest or any of its Affiliates issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Midwest or any of its Subsidiaries (other than intercompany Indebtedness); provided, that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, that with respect to any Capitalized Lease Liabilities, the final maturity date for the purposes of this definition and the definition of "Weighted Average Life to Maturity" shall be the earlier of (i) the expiration of such Capitalized Lease Liabilities and (ii) the final maturity date of any Indebtedness underlying such Capitalized Lease Liabilities; and

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Tax Payments" means, without duplication as to amounts, (a) any payment of United States Federal, state, local or foreign taxes required to be paid by Midwest or its Subsidiaries and (b) any payments required by any tax allocation or similar agreements existing as of the date of this Indenture or any amendment or modification thereto, so long as such amendment, modification or waiver (i) does not result in such tax allocation or similar agreement requiring payments of Midwest and its Subsidiaries in excess of United States Federal, state, local or foreign taxes attributable to Midwest and its Subsidiaries or (ii) would otherwise cause a Material Adverse Effect.

        "Permitted Trading Activities" means (a) the daily or forward purchase and/or sale, or other acquisition or disposition, of wholesale or retail electric energy, capacity, ancillary services, transmission rights, emissions allowances, weather derivatives and/or related commodities, either physical or financial, (b) the daily or forward purchase and/or sale, or other acquisition or disposition, of fuel, mineral rights and/or related commodities, including swaps, options and swaptions (physical or financial), (c) electric energy-related tolling transactions, as seller of tolling services, (d) price risk management activities or services, (e) other similar electric industry activities or services, or (f) additional services as may be consistent with industry practice from time to time to support the marketing and trading related to the Facilities, in each case in the ordinary course of business from time to time.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Pledgor" means each of Edison Mission Midwest Holdings Co., a Delaware corporation, Edison Mission Marketing & Trading, Inc, a California corporation, and Midwest Generation EME LLC, a Delaware limited liability company.

        "Powerton Leased Facility" means the Powerton Station, 1,538 megawatt Coal Fired Electric Generating Plant and certain related assets located in Tazewell County, Illinois and more fully described in Exhibit B to each of the Powerton Leases, together with the largely unimproved tracts of land adjacent thereto.

        "Powerton/Joliet Intercompany Note Payments" means the payments made by Edison Mission Energy to Midwest under or in respect of the Powerton/Joliet Lease Intercompany Notes.

        "Powerton/Joliet Lease Documents" means the Operative Documents as defined in the Powerton/Joliet Participation Agreement.

        "Powerton/Joliet Lease Intercompany Notes" means the promissory notes of Edison Mission Energy, dated as of August 24, 2000 having a stated aggregate principal amount equal to $1,367,000,000, as such amount may be reduced from time to time pursuant to the terms thereof, evidencing in each case a loan from Midwest to Edison Mission Energy.

        "Powerton/Joliet Lease Liabilities" means obligations of Midwest under the Powerton/Joliet Lease Documents.

        "Powerton/Joliet Participation Agreement" means, collectively (a) the Participation Agreement dated as of August 17, 2000 by and among Midwest, Edison Mission Energy, Powerton Trust I, Powerton Generation I, LLC, Wilmington Trust Company, The Bank of New York, as successor to United States Trust Company of New York, as Lease Indenture Trustee and The Bank of New York, as successor to United States Trust Company of New York, as Pass Through Trustee; (b) the Participation Agreement dated as of August 17, 2000 by and among Midwest, Edison Mission Energy, Powerton Trust II, Powerton Generation II, LLC, Wilmington Trust Company, The Bank of New York, as successor to United States Trust Company of New York, as Lease Indenture Trustee and The Bank of New York, as successor to United States Trust Company of New York, as Pass Through Trustee; (c) the Participation Agreement dated as of August 17, 2000 by and among Midwest, Edison Mission Energy, Joliet Trust I, Joliet Generation I, LLC, Wilmington Trust Company, The Bank of New York, as successor to United States Trust Company of New York, as Lease Indenture Trustee and The Bank of New York, as successor to United States Trust Company of New York, as Pass Through Trustee; and (d) the Participation Agreement dated as of August 17, 2000 by and among Midwest, Edison Mission Energy, Joliet Trust II, Joliet Generation II, LLC, Wilmington Trust Company, The Bank of New York, as successor to United States Trust Company of New York, as Lease Indenture Trustee and The Bank of New York, as successor to United States Trust Company of New York, as Pass Through Trustee, in each case, as amended, supplemented, amended and restated or otherwise in effect from time to time.

        "Powerton/Joliet Subordination Agreements" means each Subordination Agreement as defined in the Powerton/Joliet Participation Agreement.

        "Priority Debt Representative" means:

          (1)   in the case of the Credit Agreement, the Administrative Agent; or

          (2)   in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and who has become a party to the Collateral Trust Agreement.

        "Priority Debt Sharing Confirmation" means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative, that all Priority Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by Midwest or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement.

        "Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, upon any property of Midwest or any other Obligor to secure Priority Lien Obligations.

        "Priority Lien Cap" means, as of any date, (1) the principal amount outstanding under the Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility, in an aggregate principal amount not to exceed the amount provided by clause (1) of the definition of Permitted Debt, less (2) the amount of Parity Lien Debt incurred after the date of this Indenture the net proceeds of which are used to repay Priority Lien Debt, plus (3) the amount of accrued interest, fees and expenses, including premiums, paid in connection with the incurrence of any Permitted Refinancing Indebtedness with respect thereto. For purposes of this definition of Priority Lien Cap, all letters of credit shall be valued at the face amount thereof, whether or not drawn.

        "Priority Lien Debt" means:

          (1)   Indebtedness under the Credit Agreement that was permitted to be incurred and so secured under each applicable Secured Debt Document (or as to which the lenders obtained an Officers' Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

          (2)   Indebtedness under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of each issue or series of Indebtedness referred to in this clause (2), that:

            (a)   on or before the date on which such Indebtedness is incurred by Midwest such Indebtedness is designated by Midwest, in an Officers' Certificate delivered to each Priority Debt Representative and the Collateral Trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Priority Lien Debt and Parity Lien Debt;

            (b)   such Indebtedness is governed by a credit agreement, an indenture or other agreement that includes a Priority Debt Sharing Confirmation; and

            (c)   all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Midwest delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Priority Lien Debt");

          (3)   Environmental CapEx Debt of the kind described in clause (10) of the definition of "Permitted Liens;" and

          (4)   Necessary CapEx Debt of the kind described in clause (11) of the definition of "Permitted Liens."

        "Priority Lien Documents" means, collectively, the Credit Agreement Documents and the credit agreement, indenture or other agreement governing any other Credit Facility pursuant to which the Priority Lien Debt is incurred and all other agreements governing, securing or related to any Priority Lien Obligations.

        "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect thereof.

        "Priority Lien Secured Parties" means the holders of Priority Lien Obligations and any Priority Debt Representatives.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Pro Forma" means, with respect to a calculation required to be made pursuant to this Indenture, that such calculation is made in accordance with the methodologies set forth in Regulation S-X under the Securities Act and gives effect to all relevant modifications to contractual arrangements that have been made prior to, or are being made on, the calculation date; provided, that in the case of a calculation for any period occurring prior to the date of this Indenture, all contractual arrangements in effect on the date of this Indenture shall be deemed to have been in effect for the entirety of such period.

        "Prudent Industry Practice" means, at a particular time,

          (1)   any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry at such time, or

          (2)   with respect to any matter to which clause (1) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.

        The term "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Recovery Event" means any settlement of or payment of $15.0 million or more in respect of (i) any property or casualty insurance claim relating to any of Midwest's or any of its Subsidiaries' assets or (ii) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Facilities or any part thereof by any Governmental Authority.

        "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, between Midwest and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between Midwest and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by Midwest to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Responsible Officer" means, with respect to the Trustee, any officer within the corporate trust department of the Trustee including any managing director, director, vice president, assistant vice president, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Indenture.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

        "SEC" means the Securities and Exchange Commission.

        "Secured Debt" means Priority Lien Debt and Parity Lien Debt.

        "Secured Debt Documents" means the Priority Lien Documents and the Parity Lien Documents.

        "Secured Debt Representatives" means each Priority Debt Representative and each Parity Debt Representative.

        "Secured Leverage Ratio" means, on any date, the ratio of:

          (1)   the aggregate principal amount of Secured Debt outstanding on such date plus all Indebtedness of any Subsidiaries of Midwest outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the maximum potential liability of Midwest and its Subsidiaries thereunder) to

          (2)   the aggregate amount of Midwest's Adjusted EBITDA for the most recent four-quarter period for which financial information is available.

        In addition, for purposes of calculating the Secured Leverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the "Leverage Calculation Date") will be given Pro Forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period;

          (2)   the amount of Indebtedness arising out of Interest Rate Hedging Transactions will be deemed to be the net amount attributable to Interest Rate Hedging Transactions at the time outstanding;

          (3)   the Adjusted EBITDA of Midwest attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

          (4)   any Person that is a Subsidiary of Midwest on the Leverage Calculation Date will be deemed to have been a Subsidiary of Midwest at all times during such four-quarter period;

          (5)   any Person that is not a Subsidiary of Midwest on the Leverage Calculation Date will be deemed not to have been a Subsidiary of Midwest at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire reference period (taking into account any Obligations in respect of Interest Rate Hedging Transactions applicable to such Indebtedness as if such Obligation has a remaining term as at the Leverage Calculation Date in excess of 12 months).

        "Secured Obligations" means Priority Lien Obligations and Parity Lien Obligations.

        "Secured Parties" means the Parity Lien Secured Parties and the Priority Lien Secured Parties.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Documents" means the Collateral Trust Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by Midwest, each other Obligor and each Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, in accordance with its terms.

        "Series of Parity Lien Debt" means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

        "Series of Priority Lien Debt" means, severally, the Working Capital Loans, the Term Loans and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

        "Series of Secured Debt" means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means Indebtedness of Midwest or any of its Subsidiaries that is unsecured and/or contractually subordinated to the Notes; provided, however, that Affiliated Subordinated Indebtedness shall not be considered to be Subordinated Indebtedness.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Term Loans" means the principal of and interest and premium (if any) on any Indebtedness of Midwest incurred in connection with loans described as Term Loans under the Credit Agreement.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Trustee" means The Bank of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

        "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and not bearing the Private Placement Legend, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Working Capital Loans" means the principal of and interest and premium (if any) on any Indebtedness of Midwest incurred in connection with loans described as Working Capital Loans under the Credit Agreement.

Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.11
"Asset Sale Offer"	3.09
"Authentication Order"	2.02
"Change in Control Offer"	4.15
"Change in Control Payment"	4.15
"Change in Control Payment Date"	4.15
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.10
"incur"	4.09
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.03
"Payment Default"	6.01
"Purchase Date"	3.09
"Registrar"	2.03
"Restricted Payments"	4.07

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   the words "will" and "shall" shall be interpreted to express a command;

          (6)   provisions apply to successive events and transactions; and

          (7)   references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

        (a)    General.    The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Global Notes and Definitive Notes.    Notes issued in global form will be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend and the ERISA Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 hereto (including the ERISA Legend, but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)    Temporary Global Notes.    Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

          (1)   a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

          (2)   an Officers' Certificate from the Issuers.

        Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

        (d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for each of the Issuers by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each Issuer (an "Authentication Order"), authenticate (i) Initial Notes in an aggregate principal amount of $1.0 billion on the date of this Indenture and (ii) Additional Notes from time to time as permitted under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03    Registrar and Paying Agent.

        The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Midwest or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Midwest or any of its Subsidiaries) will have no further liability for the money. If Midwest or any of its Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Midwest, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Notes will be exchanged by the Issuers for Definitive Notes if:

          (1)   the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

          (2)   the Issuers in their sole discretion determine that any Global Note (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

        Except as provided in clauses (1) and (2) above, no Definitive Notes will be issued unless the Trustee is instructed by the Issuers.

        Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1), except as required by the Private Placement Legend.

          (2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

            (A)  both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

            (B)  both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(i) above;

      provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of a Registered Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (3)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

            (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

            (A)  such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate (as defined in Rule 144) of the Issuers (or such other certification as the Issuers determine to be required under applicable law);

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

              (ii)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from counsel, reasonably acceptable to the Registrar and the Issuers (unless the Issuers determine that such opinion is not necessary) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such beneficial interest is being transferred to Midwest or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect

Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.    Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A)  such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate (as defined in Rule 144) of the Issuers (or such other certifications as the Issuers determine to be required under applicable law);

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

              (ii)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from counsel, reasonably acceptable to the Registrar and the Issuers (unless the Issuers determine that such opinion is not necessary) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

        (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such Restricted Definitive Note is being transferred to Midwest or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A)  such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate (as defined in Rule 144) of the Issuers (or such other certifications as the Issuers determine to be required under applicable law);

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

              (ii)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from counsel, reasonably acceptable to the Registrar and the Issuers (unless the Issuers determine that such opinion is not necessary) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global

  Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

            (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

            (A)  such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate (as defined in Rule 144) of the Issuers (or such other certification as the Issuers determine to be required under applicable law);

            (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  any such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

              (ii)   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted

      Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from counsel, reasonably acceptable to the Registrar and the Issuers (unless the Issuers determine that such opinion is not necessary) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer.    Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1)   one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (x) the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers (or such other certifications as the Issuers determine to be required under applicable law) and (y) the aggregate principal amount of Definitive Notes exchanged or transferred for beneficial interested in Unrestricted Global Notes in connection with the Registered Exchange Offer pursuant to Section 2.6(d)(2) hereof; and

          (2)   Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer (other than Definitive Notes described in clause (1)(y) immediately above) by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers (or such other certifications as the Issuers determine to be required under applicable law).

        Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted pursuant to clause (2) above Unrestricted Definitive Notes in the appropriate principal amount.

        (g)    Legends.    The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)    Private Placement Legend.

            (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933

(THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2)    Global Note Legend.    To the extent required by the Depositary, each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR

BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3)    Regulation S Temporary Global Note Legend.    The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (4)    ERISA Legend.    All Notes will bear a legend in substantially the following form:

THE HOLDER OF THIS NOTE REPRESENTS EITHER THAT (A) IT IS NOT A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS") AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT HAS NOT PURCHASED THE NOTES ON BEHALF OF, OR WITH THE "PLAN ASSETS" OF, ANY PLAN; OR (B) THE HOLDER'S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES EITHER (I) ARE NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS OR (II) ARE ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE AVAILABLE STATUTORY, CLASS OR INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS.

        (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

          (1)   To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

          (2)   No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3)   The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)   Neither the Registrar nor the Issuers will be required:

            (A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

            (B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (7)   The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than Midwest or any of its Subsidiaries or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth:

          (1)   the clause of this Indenture pursuant to which the redemption shall occur;

          (2)   the redemption date;

          (3)   the principal amount of Notes to be redeemed; and

          (4)   the redemption price.

Section 3.02    Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes or portions thereof to be redeemed among the Holders of the Notes on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a whole multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

        Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11, respectively, hereof.

        The notice will identify the Notes to be redeemed and will state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)   the name and address of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6)   that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption Price.

        One Business Day prior to the redemption date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

        If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

        On or after May 1, 2009, the Issuers may redeem all or a part of the Notes, upon not less than 30 days nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve month period beginning on May 1 of each year indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an Asset Sale Offer, they will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, casualty or condemnation events. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds remaining after any required application of such Excess Proceeds to the repayment of Priority Lien Obligations (such remaining amount, the "Offer Amount") to the purchase of Notes and such other Parity Lien Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Parity Lien Obligations tendered in response to the Asset Sale Offer.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)   that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2)   the Offer Amount, the purchase price and the Purchase Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5)   that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6)   that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

          (7)   that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8)   that, if the aggregate principal amount of Notes and other Parity Lien Obligations surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes or portions thereof (such selected Notes and portions, the "Selected Notes") and other Parity Lien Obligations to be purchased on a pro rata basis based on the aggregate principal amount of Notes and such other Parity Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9)   that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Selected Notes, or if less than the Offer Amount of Notes and other Parity Lien Obligations have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 3.10    2014 Put Opinion.

        Each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes on May 1, 2014, and on each one year anniversary thereafter, for a payment in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to, but excluding, the date of repurchase. A Holder may deliver its written notice of its election to exercise its put option pursuant to this Section 3.10 no more than 120 days and no fewer than 90 days before May 1 of each such year.

        Any purchase of Notes or a portion thereof pursuant to this Section 3.10 shall be treated as a redemption for purposes of Sections 3.05 and 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes.

        The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, will be considered paid on the date due if the Paying Agent, if other than Midwest or any of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

        The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03    Reports.

        (a)   Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Midwest will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Midwest were required to file such reports; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Midwest were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Midwest's consolidated financial statements by Midwest's certified independent accountants. In addition, Midwest will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports unless the SEC will not accept such a filing or has granted Midwest an extension of time within which to make such a filing (and Midwest makes such a filing within the extended time allotted).

        If at any time Midwest is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Midwest will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Midwest will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Midwest's filings for any reason, Midwest will post the reports referred to in the preceding paragraphs on its website or the website of an Affiliate of Midwest within the time periods that would apply if Midwest were required to file those reports with the SEC.

        (b)   Midwest agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (c)   Midwest will be deemed to have furnished such reports to the Holders of Notes if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available or, if the SEC will not accept such reports, on its website or the website of an Affiliate of Midwest.

Section 4.04    Compliance Certificate.

        (a)   The Issuers and each Guarantor (to the extent such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and Midwest's Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

        (b)   So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, promptly after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05    Taxes.

        The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a Material Adverse Effect.

Section 4.06    Stay, Extension and Usury Laws.

        The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of Midwest's Equity Interests (including any payment in connection with any merger or consolidation involving Midwest) or to the direct or indirect holders of Midwest's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Midwest or dividends or distributions payable to Midwest);

          (2)   purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Midwest) any Equity Interests of Midwest;

          (3)   make any payment on or with respect to, or make any transfer to or for the benefit of, or purchase, redeem, defease or otherwise acquire or retire for value any Affiliated Subordinated Indebtedness of Midwest or any of its Subsidiaries (excluding any intercompany Indebtedness between or among Midwest and any Guarantors);

          (4)   make any payment on or with respect to, or make any transfer to or for the benefit of, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of Midwest or any of its Subsidiaries, except a payment of interest or principal at the Stated Maturity thereof; or

          (5)   make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments"); provided, however, that Midwest and its Subsidiaries may make Restricted Payments in an amount equal to:

          (A)  up to 75% of Excess Cash Flow generated since the date of this Indenture to the most recently ended fiscal quarter for which internal financial statements are available; plus

          (B)  up to 100% of the net cash proceeds of Equity Contributions made after the date of this Indenture;

provided, that, with respect to the immediately preceding clause (A), no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment).

        (b)   The preceding provisions will not prohibit:

          (1)   so long as no Default or Event of Default has occurred and is continuing or would occur as a consequence thereby, the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Midwest or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; and

          (2)   Permitted Tax Payments.

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Midwest to:

          (1)   pay dividends or make any other distributions on its Capital Stock to Midwest or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Midwest or any of its Subsidiaries;

          (2)   make loans or advances to Midwest or any of its Subsidiaries; or

          (3)   transfer any of its properties or assets to Midwest or any of its Subsidiaries.

        (b)   The preceding restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   this Indenture and the Notes;

          (2)   agreements governing existing Indebtedness of Midwest and any of its affiliates and Credit Facilities as in effect on the date of this Indenture (including the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not, as determined in good faith by an officer of Midwest, as set forth in an Officers' Certificate, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (3)   applicable law, rule, regulation or order;

          (4)   customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

          (5)   purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Liabilities that impose restrictions on the property purchased or leased of the nature described in clauses (1) and (3) of Section 4.08(a) hereof;

          (6)   any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

          (7)   Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by an officer of Midwest and evidenced by an Officers' Certificate delivered to the Trustee);

          (8)   Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Lien or to use the proceeds of any such disposition;

          (9)   provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Midwest's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and

          (10) provisions restricting cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Equity.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Midwest will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Midwest may incur unsecured Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Consolidated Interest Coverage Ratio for Midwest's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a Pro Forma basis (including a Pro Forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)   The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by Midwest (and the guarantee by its Subsidiaries) of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Midwest and its Subsidiaries thereunder) not to exceed $900 million less the aggregate amount of all Net Proceeds of Asset Sales or Recovery Events applied by Midwest or any of its Subsidiaries after the date of this Indenture to repay any term Indebtedness under a Credit Facility, to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder, or to cash collateralize letters of credit, in each case pursuant to Section 4.10(b)(2) hereof;

          (2)   the incurrence by the Issuers (and the Guarantee by Midwest or any Subsidiaries of Midwest) of Indebtedness represented by the Notes to be issued under and on the date of this Indenture and all related Note Obligations incurred on the date of this Indenture, and the Notes to be issued pursuant to the Registration Rights Agreement;

          (3)   (A) Capitalized Lease Liabilities outstanding on the date of this Indenture and (B) Capitalized Lease Liabilities entered into in the ordinary course of business having an aggregate notional principal amount of not more than $50.0 million at any one time outstanding (including Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this Section 4.09(b)(3)(B), not to exceed $50.0 million);

          (4)   Indebtedness of Midwest under Interest Rate Hedging Transactions;

          (5)   Indebtedness consisting of (A) reimbursement obligations of Midwest with respect to letters of credit, surety bonds and performance bonds used by Midwest in the ordinary course of business and (B) workers' compensation claims, self-insurance obligations and bankers' acceptances;

          (6)   Indebtedness in the form of subordinated, unsecured intercompany loans between or among Midwest and its Subsidiaries;

          (7)   Indebtedness in the form of guarantees made by and reimbursement obligations with respect to stand-by letters of credit issued for the account of Midwest (including, in each case, Permitted Marketing Support) in the ordinary course of business related to the Facilities in connection with Permitted Trading Activities conducted by or for the benefit of Midwest, whether directly with unaffiliated third parties or with Edison Mission Marketing & Trading for sales to unaffiliated third parties on behalf of Midwest;

          (8)   Indebtedness of Midwest incurred to finance Environmental Capital Expenditures;

          (9)   Indebtedness of Midwest incurred to finance Necessary Capital Expenditures;

          (10) the incurrence by Midwest or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is repaid within five Business Days;

          (11) the incurrence by Midwest or any of its Subsidiaries of unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods and services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within no more than 60 days of the incurrence of the related Indebtedness) in the ordinary course of business and not in connection with the borrowing of money;

          (12) the incurrence by Midwest of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) hereof or under clauses (2), (3), (8), (9), (12) or (13) of this Section 4.09(b); and

          (13) the incurrence by Midwest of Secured Debt in an aggregate principal amount, or accreted value, as applicable, at any one time outstanding, including Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed the greater of (A) $100.0 million and (B) such maximum principal amount of Indebtedness as would not, after giving Pro Forma effect to the incurrence thereof and the application of the proceeds therefrom, cause the Secured Leverage Ratio to be greater than 2.75 to 1.0.

        (c)   For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b) above, Midwest will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Midwest as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Midwest or any of its Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10    Asset Sales.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless:

          (1)   Midwest (or any of its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2)   at least 75% of the consideration received in the Asset Sale by Midwest or such Subsidiary is in the form of cash; provided, that for purposes of this calculation, any Contingent Liability retained by Midwest or such Subsidiary will be ignored. For purposes of this Section 4.10 and Sections 3.09 and 4.16 hereof, each of the following will be deemed to be cash:

            (A)  any liabilities, as shown on Midwest's most recent consolidated balance sheet, of Midwest or any of its Subsidiaries (other than Contingent Liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases Midwest or such Subsidiary from further liability;

            (B)  any amounts (i) deposited into an escrow or other type of holdback account or (ii) retained by a purchaser on account of any indemnity or other contingent liability of Midwest or such Subsidiary relating to the asset sold; and

            (C)  any consideration in the form of readily marketable securities.

        (b)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale or a Recovery Event, Midwest (or the applicable Subsidiary, as the case may be) may apply such Net Proceeds:

          (1)   if the Asset Sale or Recovery Event is with respect to assets purchased with the proceeds of Environmental CapEx Debt or Necessary CapEx Debt, to repay any Environmental CapEx Debt or Necessary CapEx Debt permitted to be incurred pursuant to Section 4.12 hereof and/or cash collateralize letters of credit that comprise a part of such Environmental CapEx Debt or Necessary CapEx Debt, and, if the Environmental CapEx Debt or Necessary CapEx Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to repay Priority Lien Debt and/or create Liens on such Net Proceeds in favor of the Collateral Trustee to cash collateralize letters of credit that comprise a part of Priority Lien Debt (and to secure Parity Lien Debt on a second priority basis), and, if the Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (3)   in the case of a Recovery Event, to repair, restore or rebuild the applicable Facility; provided, that the Recovery Event does not constitute an actual or constructive loss of all or substantially all of the Facility and the Net Proceeds (together with any other resources available to Midwest) are sufficient to repair, restore or rebuild the Facility on a technologically and economically feasible basis;

          (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (5)   any combination of the foregoing.

        (c)   Any Net Proceeds from Asset Sales or Recovery Events that are not applied or invested as provided in Section 4.10(b) above within the 365-day period described above will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will make an offer to all Holders of Notes and all holders of other Parity Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, casualty events or condemnation events, to purchase the maximum aggregate principal amount of Notes and such Parity Lien Obligations that may be purchased out of the Excess Proceeds remaining after any required application of such Excess Proceeds to the repayment of Priority Lien Obligations (an "Asset Sale Offer"). The Issuers may, at their sole option, make an Asset Sale Offer with the net proceeds from any sale, lease, conveyance or other disposition of any assets or rights not constituting an Asset Sale. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Midwest may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Parity Lien Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (d)   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Midwest (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to Midwest and its Subsidiaries, taken as a whole, as determined in good faith by the Board of Directors of Midwest, than those that would have been obtained in a comparable transaction by Midwest or such Subsidiary with an unrelated Person; and

          (2)   Midwest delivers to the Trustee:

            (A)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million but less than or equal to $25.0 million, a resolution of the Board of Directors of Midwest set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the Board of Directors of Midwest; and

            (B)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Midwest or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        (b)   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Midwest or any of its Subsidiaries in the ordinary course of business and including any payments, loans or issuances of securities pursuant thereto;

          (2)   transactions between or among Midwest and/or any Guarantor or Midwest Finance;

          (3)   transactions with a Person that is an Affiliate of Midwest (but not a Subsidiary of Midwest) solely because Midwest owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of reasonable directors' fees;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of Midwest to Affiliates of Midwest; provided, that such Equity Interests are included in the Collateral;

          (6)   Restricted Payments that do not violate Section 4.07 hereof;

          (7)   loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

          (8)   Permitted Tax Payments;

          (9)   transactions under or pursuant to written agreements in place as of the date of this Indenture or any amendment or modification to such agreements, so long as such amendment, modification or waiver does not alter any such agreement in a manner that is materially adverse to the Holders of the Notes;

          (10) any transaction involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by Midwest) to Midwest or the relevant Subsidiary of Midwest than those that would have been obtained in a comparable transaction by Midwest or such Subsidiary with an unrelated Person;

          (11) Permitted Trading Activities conducted by or for the benefit of Midwest, whether directly with unaffiliated third parties or with Edison Mission Marketing & Trading, and the provision of Permitted Marketing Support; and

          (12) any agreement to do any of the foregoing.

Section 4.12    Liens.

        Midwest will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13    Business Activities.

        (a)   Midwest will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Midwest and its Subsidiaries taken as a whole.

        (b)   Midwest will, and will cause its Subsidiaries to, obtain and maintain all permits and approvals necessary for the construction and operation of the Facilities (other than any Non-Core Facility that has been designated an Obsolete Facility), including applicable exemptions from the Public Utility Holding Company Act of 1935, as amended, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

        (c)   Midwest will not, and will not permit any of its Subsidiaries to, use or dispose of any Hazardous Materials or allow any Hazardous Materials to be brought onto or stored or used on or transported to or released from the Facilities, other than in accordance with prudent industry practices and in compliance with all Environmental Laws, except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.14    Corporate Existence.

        Subject to Section 4.10 and Article 5 hereof, Midwest shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1)   its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Midwest or any such Subsidiary; and

          (2)   the material rights (charter and statutory), licenses and franchises of Midwest and its Subsidiaries;

provided, however, that Midwest shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Midwest and its Subsidiaries, taken as a whole, and that the loss thereof would not be reasonably expected to have a Material Adverse Effect.

Section 4.15    Offer to Repurchase Upon Change in Control.

        (a)   If a Change in Control occurs, the Issuers will make an offer (a "Change in Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to, but excluding, the date of repurchase (the "Change in Control Payment"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change in Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change in Control and stating:

          (1)   that the Change in Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

          (2)   the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change in Control Payment Date");

          (3)   that any Note not tendered will continue to accrue interest;

          (4)   that, unless the Issuers default in the payment of the Change in Control Payment, all Notes accepted for payment pursuant to the Change in Control Offer will cease to accrue interest and Liquidated Damages, if any, after the Change in Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change in Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Payment Date;

          (6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.15 by virtue of such compliance.

        (b)   On the Change in Control Payment Date, the Issuers will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change in Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

        Midwest will cause the Paying Agent to promptly mail to each Holder of Notes properly tendered the Change in Control Payment for such Notes, and the Trustee, at the written request of Midwest, will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Payment Date.

        (c)   Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change in Control Offer upon a Change in Control if (1) a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change in Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in the payment of the applicable redemption price.

Section 4.16    Limitation on Sale and Leaseback Transactions.

        Midwest will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that Midwest may enter into a sale and leaseback transaction if:

          (1)   Midwest could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Consolidated Interest Coverage

  Ratio test in Section 4.09(a) hereof and (B) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

          (2)   if such sale and leaseback transaction constitutes an Asset Sale, the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

          (3)   the transfer of assets in that sale and leaseback transaction is permitted by, and Midwest applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

        Section 4.10(a) hereof provides that certain items are deemed to be cash for purposes of this Section 4.16.

Section 4.17    Limitation on Issuances of Guarantees of Indebtedness.

        (a)   Midwest will not permit any of its Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Midwest unless such Subsidiary simultaneously executes and delivers a Note Guarantee substantially in the form attached as Exhibit E hereto and a supplemental indenture substantially in the form attached as Exhibit F hereto providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness.

        (b)   The Note Guarantee of a Guarantor will automatically and unconditionally be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Midwest or a Subsidiary of Midwest, if the sale or other disposition does not violate Section 4.10 hereof;

          (2)   in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Midwest or a Subsidiary of Midwest, if the sale or other disposition does not violate Section 4.10 hereof;

          (3)   upon Legal Defeasance or satisfaction and discharge of this Indenture as provided in Section 8.02 or Section 11.01 hereof; or

          (4)   upon the discharge of the Indebtedness underlying its Guarantee or pledge referred to in the first paragraph of this Section 4.17.

Section 4.18    Maintenance of Assignability of Contracts

        Midwest and its Subsidiaries will make all commercially reasonable efforts to provide for the inclusion of customary assignment provisions for the benefit of the Holders of Secured Debt in any material contracts exceeding six months in duration entered into in connection with the Facilities (other than the Powerton Leased Facility or Joliet Leased Facility).

Section 4.19    Maintenance and Enforcement of the Powerton/Joliet Lease Intercompany Note and Powerton/Joliet Subordination Agreements

        Midwest will not make any amendment to or waive any provisions of the Powerton/Joliet Lease Intercompany Note or the Powerton/Joliet Subordination Agreements, in each case as in effect on the date of this Indenture. Midwest will enforce the provisions of the Powerton/Joliet Lease Intercompany Note and Powerton/Joliet Subordination Agreements as if the obligations thereunder were owed to Midwest by an unrelated third party.

Section 4.20    Restrictions on Activities of Midwest Finance

        Midwest Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Midwest Finance may be a co-obligor or guarantor with respect to Indebtedness if Midwest is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Midwest, Midwest Finance or one or more of Midwest's other Subsidiaries.

Section 4.21    Payments for Consent

        Midwest will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Note Document unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided, that Midwest and its Subsidiaries may offer to pay such consideration to less than all Holders of the Notes, so long as all Holders of the Notes are paid such consideration if any Holders are so paid.

Section 4.22    Changes in Covenants When Notes Rated Investment Grade

        (a)   If on any date following the date of this Indenture:

          (1)   after giving effect to the suspension of the provisions enumerated below in this Section 4.22(a), the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P; and

          (2)   no Default or Event of Default shall have occurred and then be continuing with respect to the Notes,

then, beginning on that day and subject to the provisions of subsection (b) below, the provisions of Sections 4.07, 4.08, 4.09, 4.10 and 4.13 and clauses (1)(A) and (3) of Section 4.16 shall be suspended.

        (b)   Notwithstanding the foregoing, if the rating assigned to the Notes by Moody's should subsequently decline to below Baa3 or the ratings assigned to the Notes by S&P should subsequently decline to below BBB-, the foregoing provisions shall be reinstituted with respect to the Notes as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 will be made as if Section 4.07 had been in effect since the date of this Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended. If Midwest or its Subsidiaries acquired or otherwise owned or operated a particular business that is not a Permitted Business while Section 4.13 was suspended, Midwest and its Subsidiaries will not be required to sell or otherwise cease operating such business upon the reinstitution of Section 4.13. The Issuers shall notify the Trustee if any provisions are suspended or reinstated pursuant to this Section 4.22.

ARTICLE 5
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        (a)   Midwest will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Midwest is the surviving entity); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Midwest and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; or (3) lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        (b)   Section 5.01(a) will not apply to:

          (1)   a merger of Midwest with an Affiliate solely for the purpose of reconstituting Midwest in another jurisdiction; or

          (2)   the reorganization of Midwest as either (A) a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or (B) a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the Trustee.

        (c)   Notwithstanding the foregoing Section 5.01(a), Midwest is permitted to reorganize as a corporation, so long as such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (1) of the accrual of deferred tax liabilities resulting from such reorganization or (2) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an "includable corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law) and Midwest shall have delivered to the Trustee an Officers' Certificate to such effect.

Section 5.02    Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Midwest in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Midwest is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to "Midwest" shall refer instead to the successor Person and not to Midwest), and may exercise every right and power of Midwest under this Indenture with the same effect as if such successor Person had been named as Midwest herein; provided, however, that Midwest shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Midwest's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (2)   default in payment when due of the principal of, or premium, if any, on, the Notes;

          (3)   failure by Midwest or any of its Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with the provisions of Sections 4.08, 4.09 or 4.15 hereof;

          (4)   failure by Midwest or any of its Subsidiaries or any Pledgor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of the agreements in this Indenture or the Security Documents;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Midwest or any of its Subsidiaries (or the payment of which is guaranteed by Midwest or any of its

  Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

            (A)  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (B)  results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness repaid, within 20 days of Midwest or the applicable Subsidiary becoming aware of such default;

          (6)   failure by Midwest or any of its Subsidiaries to pay final judgments for the payment of money aggregating in excess of $25.0 million (excluding those covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   the repudiation by Edison Mission Midwest Holdings Co. or Midwest or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against Edison Mission Midwest Holdings Co. or Midwest or any of its Subsidiaries for any reason; provided, that such repudiation or unenforceability relates to Collateral with a Fair Market Value of $25.0 million or more;

          (8)   except as permitted by this Indenture, any Note Guarantee issued by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee, and such condition shall not have been cured within 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes;

          (9)   the occurrence of an "Event of Default" (as such term is defined under the Powerton/Joliet Lease Intercompany Note for the purposes of this clause (9)) under the Powerton/Joliet Lease Intercompany Note in effect as on the date of this Indenture;

          (10) Midwest or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Midwest that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (A)  commences a voluntary case;

            (B)  consents to the entry of an order for relief against it in an involuntary case;

            (C)  consents to the appointment of a custodian of it or for all or substantially all of its property and assets;

            (D)  makes a general assignment for the benefit of its creditors; or

            (E)  generally is not paying its debts as they become due;

          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against Midwest or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Midwest that, taken together, would constitute a Significant Subsidiary in an involuntary case;

            (B)  appoints a custodian of Midwest or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Midwest that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Midwest or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Midwest that, taken together, would constitute a Significant Subsidiary; or

            (C)  orders the liquidation of Midwest or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Midwest that, taken together, would constitute a Significant Subsidiary;

  and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

        In the case of an Event of Default described in clause (10) or (11) of Section 6.01 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Issuers, may declare all the Notes to be due and payable immediately.

        Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may, on behalf of all of the Holders, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing or past Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1)   such Holder gives to the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt thereof and the offer of security or indemnity; and

          (5)   during such 60-day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:    to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third:    to the Issuers or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2)   the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

        (e)   No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

        (f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

        (f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after ascertaining it has such conflicting interest, apply to the SEC for permission to continue (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

        (a)   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

        (b)   A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the

Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)   The Issuers will pay to the Trustee from time to time such compensation as agreed upon in writing by the Trustee and the Issuers for the Trustee's acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b)   The Issuers will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder. The Issuers will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

        (c)   The obligations of the Issuers under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

        (d)   To secure the Issuers' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

        (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        (f)    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10 hereof;

          (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a custodian or public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

        (d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11    Preferential Collection of Claims Against the Issuers.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Issuers may at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees, if any), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, if any, and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium or Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2)   the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations in connection therewith; and

          (4)   this Article 8.

        Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16. 4.17, 4.18, 4.19, 4.20, 4.21 and 10.05 hereof and Article 5 hereof on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and any Note Guarantees will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and each of the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(9) hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1)   the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest, premium and Liquidated Damages, if any, on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of an election under Section 8.02 hereof, the Issuers must have delivered to the Trustee an Opinion of Counsel confirming that:

            (A)  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

            (B)  since the date of this Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of an election under Section 8.03 hereof, the Issuers must have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or the Security Documents) to which Midwest or any of its Subsidiaries is a party or by which Midwest or any of its Subsidiaries is bound;

          (6)   the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (7)   the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Collateral will be released from the Lien securing the Notes, as provided in Section 10.03 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with this Section 8.04.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to the Issuers.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes or any Note Guarantee without the consent of any Holder of a Note:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Issuers' obligations to the Holders of the Notes pursuant to Article 5 hereof;

          (4)   to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6)   to make, complete or confirm any grant of Collateral permitted or required by this Indenture of any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture of any of the Security Documents;

          (7)   to conform the text of this Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" section of the Issuers' Offering Circular dated April 19, 2004, relating to the offering of the Initial Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents or the Notes;

          (8)   to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

          (9)   to provide for additional Guarantors as set forth in Section 4.17 hereof or for the release or assumption of a Note Guarantee in compliance with this Indenture; and

          (10) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein.

        Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and any Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

        Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or any Note Guarantee. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except for any amendment, supplement or waiver with respect to Sections 3.09, 4.10 and 4.15 hereof);

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default or an Event of Default in the payment of principal of, or interest, premium or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of this Indenture relating to waivers of Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on, the Notes;

          (7)   waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

          (8)   release any Guarantor from any of its payment obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (9)   release any portion of the Collateral from the Liens created by the Security Documents except as specifically provided for in this Indenture and the Security Documents (including pursuant to the following paragraph of this Section 9.02); or

          (10) make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of this Indenture to release all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66?% in aggregate principal amount of the Notes then outstanding.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective, which may be prior to any such amendment, supplement or waiver becoming operative. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each of the Issuers approve it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01    Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

        Notwithstanding:

          (1)   anything to the contrary contained in the Security Documents;

          (2)   the time of incurrence of any Series of Parity Lien Debt;

          (3)   the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

          (4)   the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

          (5)   the time of taking possession or control over any Collateral;

          (6)   that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

          (7)   the rules for determining priority under any law governing relative priorities of Liens:

            (A)  all Liens at any time granted to secure any of the Parity Lien Debt shall secure, equally and ratably, all present and future Parity Lien Obligations; and

            (B)  all proceeds of all Liens at any time granted to secure any of the Parity Lien Debt and other Parity Lien Obligations shall be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations; provided, that, in the absence of an Event of Default, Midwest shall be entitled to utilize cash proceeds of Collateral in the ordinary course of its business or as may be required by its financing agreements as existing on the date of this Indenture.

        The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Debt Representative and the Collateral Trustee as holder of Parity Liens. The Parity Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Parity Debt Sharing Confirmation to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 10.02    Ranking of Note Liens

        Notwithstanding:

          (1)   anything to the contrary contained in the Security Documents;

          (2)   the time of incurrence of any Series of Secured Debt;

          (3)   the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

          (4)   the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

          (5)   the time of taking possession or control over any Collateral;

          (6)   that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

          (7)   the rules for determining priority under any law governing relative priorities of Liens,

all Liens at any time granted to secure any of the Parity Lien Obligations shall be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

        The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Trustee as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this provision. The Parity Debt Representative of each future Series of Parity Lien Debt shall be required to deliver a Parity Debt Sharing Confirmation to the Collateral Trustee and each Priority Debt Representative at the time of incurrence of such Series of Parity Lien Debt.

        In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or shall ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.03    Release of Security Interest in Respect of Notes

        The Collateral Trustee's Liens upon the Collateral shall no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and holders of such Obligations to the benefits and proceeds of the Collateral Trustee's Liens on Collateral shall terminate and be discharged:

          (1)   upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

          (2)   upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

          (3)   upon payment in full and discharge of all Notes outstanding under this Indenture and all related Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

          (4)   in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof.

Section 10.04    Compliance with Trust Indenture Act

        (a)   Midwest will comply with the provisions of TIA §314.

        (b)   To the extent applicable, Midwest will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of Midwest except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.04, Midwest will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 10.05    Further Assurances; Insurance

        (a)   Midwest shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, including after-acquired Collateral and any property or assets that become Collateral pursuant to the definition thereof after the Notes are issued, subject to such exceptions as may be contemplated by the Secured Debt Documents.

        (b)   Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, Midwest shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents.

        (c)   Midwest shall:

          (1)   keep its properties adequately insured at all times by financially sound and reputable insurance companies, which, in the case of any insurance on any mortgaged property, are licensed to do business in the states where the applicable mortgaged property is located;

          (2)   maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it;

          (3)   maintain such other insurance as may be required by law;

          (4)   maintain title insurance on all real property Collateral insuring the Collateral Trustee's Lien on that property, subject only to liens ranking senior in priority that are permitted by each of the Secured Debt Documents and other exceptions to title approved by the Collateral Trustee; provided that title insurance need only be maintained on any particular parcel of real property having a Fair Market Value of less than $1.0 million if and to the extent title insurance is maintained in respect of Priority Liens on that property; and

          (5)   maintain such other insurance as may be required by the Security Documents.

        (d)   Upon the request of the Collateral Trustee, Midwest shall furnish to the Collateral Trustee full information as to its property and liability insurance carriers. Holders of Secured Obligations, as a class, shall be named as additional insureds on all liability insurance policies of Midwest and the Collateral Trustee shall be named as loss payee on all property and casualty insurance policies of Midwest (other than those maintained with respect to the Powerton Leased Facility and the Joliet Leased Facility to the extent required by the Powerton/Joliet Lease Documents).

        (e)   All insurance policies required by clauses (1), (2), (3) and (5) of Section 10.05(c) shall:

          (1)   provide that, with respect to third party liability insurance, the Secured Parties shall be named as additional insureds;

          (2)   name the Collateral Trustee as a loss payee;

          (3)   provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;

          (4)   waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

          (5)   waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

        (f)    Upon the request of the Collateral Trustee, Midwest shall permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit its offices and sites and inspect any of the Collateral and to discuss maters relating to the Collateral with their respective officers and independent public accountants. Midwest shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of Midwest and its Subsidiaries; provided that by virtue of this Section 10.05(f) Midwest shall not be deemed to have waived any right to confidential treatment of the information obtained, subject to the provisions of applicable law or court order.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)   either:

            (a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

            (b)   all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are or any Guarantor is a party or by which the Issuers are or any Guarantor is bound;

          (3)   the Issuers have or any Guarantor has paid or caused to be paid all sums payable by them or it under this Indenture; and

          (4)   the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The Collateral will be released from the Lien securing the Notes, as provided in Section 10.03 hereof, upon a satisfaction and discharge in accordance with this Section 11.01

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02    Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02    Notices.

        Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Issuers: Midwest Generation, LLC

  Midwest Finance Corp.
  One Financial Place
  440 South LaSalle Street, Suite 3500
  Chicago, Illinois 60605
  Attention: General Counsel
  Fax: (312) 583-4998

  and

  Midwest Generation, LLC
  Midwest Finance Corp.
  18101 Von Karman Avenue, Suite 1700
  Irvine, California 92612
  Attention: General Counsel
  Fax: (949) 752-5624

  With a copy to:

  Skadden, Arps, Slate, Meagher & Flom LLP
  Four Times Square
  New York, NY 10036
  Attention: Harold Moore
  Fax: (212) 755-3252

  If to the Trustee:

  The Bank of New York
  385 Rifle Camp Road
  West Paterson, NJ 07424
  Attention: Corporate Trust Department
  Fax: (973) 357-7840

        The Issuers or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 12.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator, stockholder or partner of Midwest or any of its Affiliates, as such, will have any liability for any obligations of Midwest or any of its Subsidiaries under the Notes, this Indenture, or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08    Governing Law.

        THIS INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.09    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of Midwest or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10    Successors.

        All agreements of the Issuers in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11    Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

MIDWEST GENERATION, LLC
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
MIDWEST FINANCE CORP.
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
THE BANK OF NEW YORK
By:	/s/ CHRISTOPHER J. GRELL Name: Christopher J. Grell Title: Vice President

SCHEDULE A

Permitted Prior Liens

Debtor Name	Secured Party / Amended or Assigned Name	Jurisdiction	Type of Filing	Original File Date	Original File Number	Collateral Description / Comments
Midwest Generation, LLC— Delaware Secretary of State (UCC/Fed. Tax Lien)
Midwest Generation, LLC	United States Trust Company of New York[1]	Delaware Secretary of State	UCC-1	Filed 9/19/02	22362311	Property under the Facility Lease (T1). Joliet Trust I, as Secured Party and United States Trust Company of New York, as assignee of Secured Party.
Midwest Generation, LLC	United States Trust Company of New York[2]	Delaware Secretary of State	UCC-1	Filed 9/19/02	22362428	Property under the Facility Lease (T1). Powerton Trust I, as Secured Party and United States Trust Company of New York, as assignee of Secured Party.
Midwest Generation, LLC	The CIT Group / Equipment Financing, Inc.	Delaware Secretary of State	UCC-1	Filed 10/29/02	22727190	To continue seven specified financing statements filed and continued between 1992-1998, which remain effective. Equipment manufactured by Northern Telecom, Inc. (eg, digital phones, miscellaneous cabeling and wire); Picture Tel (eg, videoconferencing systems); IBM Corporation (eg, page printer); NCR (eg, printer, adapters).
Midwest Generation, LLC	Dell Financial Services	Delaware Secretary of State	UCC-1	Filed 1/16/03	30139934	Computer equipment and peripherals.
Midwest Generation, LLC[3]	Financial Federal Credit Inc.	Delaware Secretary of State	UCC-1	Filed 7/15/03	32007428	Amendment to collateral description: Secured Party releases its interest in all collateral covered by the referenced filing except for the following: One (1) 2003 Sterling, SN 2FZHAZAN63AK12105 with an attached model XXS4118TC Guzzler Vacuum Body SN: 02-07G-4068, including all attachments and accessories and all proceeds, rental proceeds, accounts, accounts receivable and chattel paper arising our of or related to the sale, lease, rental of other disposition thereof.
Midwest Generation, LLC—Illinois Secretary of State (UCC/Fed. Tax Lien)
Midwest Generation, LLC	Tennant Financial Services	Illinois Secretary of State	UCC-1	Filed 1/3/01	4318895	Tennant Model 8200 Sweeper / Scruber
Midwest Generation, LLC	Caterpillar Financial Services Corporation	Illinois Secretary of State	UCC-1	Filed 11/5/01	4457707	Caterpillar D9R Track-Type Tractor SN: ACL00734; Caterpillar D9R Track-Type Tractor SN: ACL00735

Midwest Generation, LLC[4]	Financial Federal Credit Inc.	Illinois Secretary of State	UCC-1	Filed 11/12/02	6109365	Amendment to collateral description: Secured Party releases its interest in all collateral covered by the referenced filing except for the following: One (1) 2003 Sterling, SN: 2FZHAZAN63AK12105 with an attached model XXS4118TC Guzzler Vacuum Body, SN: 02-07G-4068, including all attachments and accessories and all proceeds, rental proceeds, accounts, accounts receivable and chattel paper arising our of or related to the sale, lease, rental of other disposition thereof.
Midwest Generation, LLC	FCC Equipment Financing, Inc.	Illinois Secretary of State	UCC-1 / UCC-3	Filed 4/17/03 Amended (restated collateral description) 6/26/03	6872107; 7209428	One Supersucker 6227 Industrial Vacuum Loader SN: 03071556; One Sterling 9513 Truck VIN: 2FZHAZAN03AK65401 and substitutions, replacements, additions and accessions thereto now owned of hereafter acquired and proceeds thereof
Midwest Generation, LLC	Caterpillar Financial Services	Illinois Secretary of State	UCC-1	Filed 1/2/04	8049920	One D11RECPS Track-type Tractor S/N: CSA and substitutions, replacements, additions and accessions thereto now owned of hereafter acquired and proceeds thereof
Midwest Generation, LLC	Caterpillar Financial Services	Illinois Secretary of State	UCC-1	Filed 1/2/2004	8049939	One Caterpillar D11RECPS Track-type Tractor S/N: 7PZ007262 and substitutions, replacements, additions and accessions thereto now owned of hereafter acquired and proceeds thereof
Midwest Generation, LLC	GFC Leasing a Division of Gordon Flesch Co, Inc.	Illinios Secretary of State	UCC-1	Filed 1/5/04	8057966	MSK09386 Color IR C3200 Copier
Edison Mission Midwest Holdings Co.—Delaware Secretary of State (UCC/Fed. Tax Lien)
Edison Mission Midwest Holdings, Co.	Citibank, NA, as Depositary Agent for the benefit of the Cashflow Recapture Secured Parties	Delaware Secretary of State	UCC-1	Filed 12/27/99	9969384	Cashflow Recapture Fund established pursuant to Collateral Agency and Intercreditor Agreement, dated December 15, 1999 (re Collins)
Edison Mission Midwest Holdings, Co.	Citibank, NA, as Holdings Collateral Agent	Delaware Secretary of State	UCC-1	Filed 12/27/99	9969433	Membership interest in Midwest Generation, LLC
Edison Mission Overseas Co.—Delaware Secretary of State (UCC/Fed. Tax Lien)
Edison Mission Overseas Co.	Citibank, NA, as Holdings Collateral Agent	Delaware Secretary of State	UCC-1	Filed 12/27/99	9969431	EMOC Acquisition Notes; Subordinated Loan Agreement and related Promissory Notes; Subordinated Revolving Loan Agreement and related promissory notes
Midwest Generation EME, LLC—Delaware Secretary of State (UCC/Fed. Tax Lien)
Midwest Generation EME, LLC	Citibank, NA, as Holdings Collateral Agent	Delaware Secretary of State	UCC-1	Filed 12/27/99	9969416	Shares in Edison Mission Midwest Holdings Co. and membership interest in Collins Holdings EME, LLC (Financing Statement has MGE's address in Chicago, Illinois)

A-2

Midwest Generation EME, LLC	Citibank, NA	Delaware Secretary of State	UCC-1	Filed 12/27/99	9969421	Shares in Edison Mission Midwest Holdings Co. and membership interest in Collins Holdings EME, LLC (Financing Statement has MGE's address in Irvine, California)
Midwest Generation EME, LLC—Illinois Secretary of State (UCC/Fed. Tax Lien)
Midwest Generation EME, LLC	Citibank, NA, as Holdings Collateral Agent	Illinois Secretary of State	UCC-1	Filed 1/6/00	9139983	Shares in Edison Mission Midwest Holdings Co. and membership interest in Collins Holdings EME, LLC
Midwest Generation EME, LLC	Comark Capital Leasing Services	Illinois Secretary of State	UCC-1	Filed 4/8/03	6823408	Office equipment and products, computers, security systems and other commercial items of equipment
Edison Mission Marketing & Trading, Inc.—Massachusetts Secretary of the Commonwealth (UCC)
Edison Mission Marketing & Trading, Inc.	Midwest Generation, LLC	Massachusetts Secretary of the Commonwealth	UCC-1	Filed 3/18/03	200319073120	All of Debtor's right, title and interest in, to and under the EEI Master Power Purchase and Sale Agreement (between DTE Energy Trading, Inc. and Debtor) and related collateral documents
Edison Mission Marketing & Trading, Inc.	American Express Business Finance	Massachusetts Secretary of the Commonwealth	UCC-1	Filed 12/03/03	200325781800	Specified equipment acquired by lease (RICOH 2045, 1022, 1013)
Edison Mission Marketing & Trading, Inc.—California Secretary of State (UCC/Fed. Tax Lien)
Edison Mission Marketing & Trading, Inc.	CL Power Sales Eight, LLC	California Secretary of State	UCC-1	File 8/31/00	00244560721	All of debtor's right, title, interest in the Power Supply Agreement, dated as of March 24, 1999, between Debtor and NRG Marketing, Inc. and the Guarantee and Support Agreement, dated as of March 24, 1999, provided by NRG Energy, Inc. for the benefit of Debtor.
Edison Mission Marketing & Trading, Inc.	EME Homer City Generation, LP	California Secretary of State	UCC-1	Filed 10/19/02	02324660064	All of Debtor's right, title and interest in the Emissions Allowances and any other assets held by debtor in the Homer City Hedge Portfolio.
Edison Mission Marketing & Trading, Inc.	Midwest Generation, LLC	California Secretary of State	UCC-1	Filed 3/12/03	0307760853	All of Debtor's right, title, and interest, whether now owned or at any time hereafter acquired in, to and under the EEI Master Power Purchase and Sale Agreement and related collateral documents.
Edison Mission Energy—California Secretary of State (UCC/Fed. Tax Lien)
Edison Mission Energy	Wells Fargo Financial Leasing, Inc.	California Secretary of State	UCC-1	Filed 12/11/02	0235160427	Eg, digital color copier, MFP, Digital Imaging System with Print

1
As Lease Indenture Trustee under the Indenture Trust, Mortgage and Security Agreement (T1)

2
As Lease Indenture Trustee under the Indenture Trust, Mortgage and Security Agreement (T1)

3
Amended UCC-3 statement sent via Federal Express to Illinois Secretary of State on April 23, 2004.

4
Amended UCC-3 statement sent via Federal Express to Illinois Secretary of State on April 23, 2004.

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[Face of Note]

CUSIP

ISIN

8.75% Second Priority Senior Secured Notes due 2034

No.	$

MIDWEST GENERATION, LLC
and
MIDWEST FINANCE CORP.

promises to pay to              or registered assigns, the principal sum of                                          DOLLARS ($                    ), or such other amount as may be shown on the "Schedule of Exchanges of Interests in the Global Note" attached hereto, on May 1, 2034.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: April 27, 2004

MIDWEST GENERATION, LLC
By:

Name:
Title:
MIDWEST FINANCE CORP.
By:

Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee
By:

Authorized Signatory

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[Back of Note]
8.75% Second Priority Senior Secured Notes due 2034

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE

A-1-2

OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

THE HOLDER OF THIS NOTE REPRESENTS EITHER THAT (A) IT IS NOT A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS") AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT HAS NOT PURCHASED THE NOTES ON BEHALF OF, OR WITH THE "PLAN ASSETS" OF, ANY PLAN; OR (B) THE HOLDER'S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES EITHER (I) ARE NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS OR (II) ARE ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE AVAILABLE STATUTORY, CLASS OR INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS.

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)    INTEREST.    Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), and Midwest Finance Corp., a Delaware Corporation ("Midwest Finance" and, together with Midwest, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at 8.75% per annum from April 27, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

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          (2)    METHOD OF PAYMENT.    The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)    PAYING AGENT AND REGISTRAR.    Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. Midwest or any of its Subsidiaries may act in any such capacity.

          (4)    INDENTURE.    The Issuers issued the Notes under an Indenture dated as of April 27, 2004 (the "Indenture") between the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers, as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

          (5)    OPTIONAL REDEMPTION.

        The Issuers will not have the option to redeem the Notes prior to May 1, 2009. On or after May 1, 2009, the Issuers may redeem all or a part of the Notes, upon not less than 30 days nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve month period beginning on May 1, of each year indicated below, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

          (6)    MANDATORY REDEMPTION.

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)    REPURCHASE AT THE OPTION OF HOLDER.

            (a)   Each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes on May 1,

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    2014, and on each one year anniversary thereafter, for a payment in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date of repurchase. A Holder may deliver its written notice of its election to exercise its put option pursuant to Section 3.10 of the Indenture no more than 120 days and no fewer than 90 days before May 1 of each such year.

            (b)   Upon the occurrence of a Change in Control, the Issuers will be required to make an offer (a "Change in Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the date of purchase (the "Change in Control Payment"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change in Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture.

            (c)   If Midwest or a Subsidiary of Midwest consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25.0 million, Midwest will commence an offer to all Holders of Notes and all holders of Parity Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, casualty events or condemnation events (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such Parity Lien Obligations that may be purchased out of the Excess Proceeds remaining after any required application of such Excess Proceeds to the repayment of Priority Lien Obligations at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (including any Additional Notes) and Parity Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Midwest (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Parity Lien Obligations to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Midwest prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

          (8)    NOTICE OF REDEMPTION.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9)    DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any

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  Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10)    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

          (11)    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holders, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" section of the Issuers' Offering Circular dated April 19, 2004, relating to the offering of the Initial Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Security Documents or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to provide for additional Guarantors as set forth in Section 4.17 of the Indenture or for the release or assumption of a Note Guarantee in compliance with the Indenture or to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interest therein.

          (12)    DEFAULTS AND REMEDIES.    Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by Midwest or any of its Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with the provisions of Sections 4.08, 4.09 or 4.15 of the Indenture; (iv) failure by Midwest or any of its Subsidiaries or any Pledgor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes, including Additional Notes, if any, to comply with any of the agreements in the Indenture or the Security Documents; (v) default under certain other agreements relating to Indebtedness of Midwest which default is either a payment default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure to pay certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the repudiation of certain obligations under the Security Documents or certain Security Documents are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect; (viii) except as permitted by the Indenture, any Note Guarantee issued by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any

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  reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes, including Additional Notes, if any; (ix) the occurrence of an "Event of Default" (as such term is defined under the Powerton/Joliet Lease Intercompany Note) under the Powerton/Joliet Lease Intercompany Note in effect as on the date of the Indenture; and (x) certain events of bankruptcy or insolvency described in the Indenture with respect to Midwest, any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may by notice in writing to the Issuers declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, promptly after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13)    TRUSTEE DEALINGS WITH THE ISSUERS.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

          (14)    NO RECOURSE AGAINST OTHERS.    No past, present or future director, officer, employee, incorporator, stockholder or partner of Midwest or any of its Affiliates, as such, will have any liability for any obligations of Midwest or any of its Subsidiaries under the Notes, the Indenture, or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          (15)    AUTHENTICATION.    This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16)    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17)    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 27, 2004, between Midwest and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between Midwest and the other parties

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  thereto, relating to rights given by Midwest to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          (18)    CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19)    MIDWEST GUARANTEE.    The Obligations of Midwest Finance under this Note and the Indenture are unconditionally guaranteed by Midwest. In the event of a default by Midwest Finance in the payment of its Obligations, the Holders may institute legal proceedings directly against Midwest to enforce the foregoing guarantee without first proceeding against Midwest Finance.

          (20)    GOVERNING LAW.    THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

  Midwest Generation
  440 South La Salle Street
  Chicago, IL 60605
  Attention: Rebecca J. Lauer

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ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.09 or 4.15 of the Indenture, check the appropriate box below:

^☐ Section 3.09	^☐ Section 4.15

        If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 3.09 or 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:
*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian
*
This Schedule should be included only if the Note is issued in global form.

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[Face of Regulation S Temporary Global Note]

CUSIP
ISIN
8.75% Second Priority Senior Secured Notes due 2034
No.	$

MIDWEST GENERATION, LLC
and
MIDWEST FINANCE CORP.

promises to pay to                        or registered assigns, the principal sum of                        DOLLARS ($                        ), or such other amount as may be shown on the "Schedule of Exchanges of Interests in the Global Note" attached hereto, on May 1, 2034.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: April 27, 2004

MIDWEST GENERATION, LLC
By:
Name:
Title:
MIDWEST FINANCE CORP.
By:
Name:
Title:
This is one of the Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]
8.75% Second Priority Senior Secured Notes due 2034

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN

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EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER OF THIS NOTE REPRESENTS EITHER THAT (A) IT IS NOT A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS") AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT HAS NOT PURCHASED THE NOTES ON BEHALF OF, OR WITH THE "PLAN ASSETS" OF, ANY PLAN; OR (B) THE HOLDER'S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES EITHER (I) ARE NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS OR (II) ARE ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE AVAILABLE STATUTORY, CLASS OR INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS.

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)    Interest.    Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), and Midwest Finance Corp., a Delaware Corporation ("Midwest Finance" and, together with Midwest, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at 8.75% per annum from April 27, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on

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  overdue principal at the applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          (2)    Method of Payment.    The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. Midwest or any of its Subsidiaries may act in any such capacity.

          (4)    Indenture.    The Issuers issued the Notes under an Indenture dated as of April 27, 2004 (the "Indenture") between the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers, as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

          (5)    Optional Redemption.

          The Issuers will not have the option to redeem the Notes prior to May 1, 2009. On or after May 1, 2009, the Issuers may redeem all or a part of the Notes, upon not less than 30 days nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve month period

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  beginning on May 1 of each year indicated below, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

          (6)    Mandatory Redemption.    The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)    Repurchase at the Option of Holder.

            (a)   Each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes on May 1, 2014, and on each one year anniversary thereafter, for a payment in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date of repurchase. A Holder may deliver its written notice of its election to exercise its put option pursuant to Section 3.10 of the Indenture no more than 120 days and no fewer than 90 days before May 1 of each such year.

            (b)   Upon the occurrence of a Change in Control, the Issuers will be required to make an offer (a "Change in Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change in Control Payment"). Within 30 days following any Change in Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture.

            (c)   If Midwest or a Subsidiary of Midwest consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25.0 million, Midwest will commence an offer to all Holders of Notes and all holders of Parity Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, casualty events or condemnation events (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such Parity Lien Obligations that may be purchased out of the Excess Proceeds remaining after any required application of such Excess Proceeds to the repayment of Priority Lien Obligations at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (including any Additional Notes) and Parity Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Midwest (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Parity Lien Obligations to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Midwest prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

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          (8)    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9)    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          (10)    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

          (11)    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture or the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holders, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" section of the Issuers' Offering Circular dated April 19, 2004, relating to the offering of the Initial Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Security Documents or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to provide for additional Guarantors as set forth in Section 4.17 of the Indenture or for the release or assumption of a Note Guarantee in compliance with the Indenture or to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the

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  provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein.

          (12)    Defaults and Remedies.    Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by Midwest or any of its Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with the provisions of Sections 4.08, 4.09 or 4.15 of the Indenture; (iv) failure by Midwest or any of its Subsidiaries or any Pledgor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes, including Additional Notes, if any, to comply with any of the agreements in the Indenture or the Security Documents; (v) default under certain other agreements relating to Indebtedness of Midwest which default is either a payment default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure to pay certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the repudiation of certain obligations under the Security Documents or certain Security Documents are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect; (viii) except as permitted by the Indenture, any Note Guarantee issued by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes, including Additional Notes, if any; (ix) the occurrence of an "Event of Default" (as such term is defined under the Powerton/Joliet Lease Intercompany Note) under the Powerton/Joliet Lease Intercompany Note in effect as on the date of the Indenture; and (x) certain events of bankruptcy or insolvency described in the Indenture with respect to Midwest, any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may by notice in writing to the Issuers declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, promptly after becoming aware of any Default or Event of

          (13)    Trustee Dealings with the Issuers.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

          (14)    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, stockholder or partner of Midwest or any of its Affiliates, as such, will have any

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  liability for any obligations of Midwest or any of its Subsidiaries under the Notes, the Indenture, or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          (15)    Authentication.    This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16)    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17)    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (18)    Midwest Guarantee.    The Obligations of Midwest Finance under this Note and the Indenture are unconditionally guaranteed by Midwest. In the event of a default by Midwest Finance in the payment of its Obligations, the Holders may institute legal proceedings directly against Midwest to enforce the foregoing guarantee without first proceeding against Midwest Finance.

          (19)    Governing Law.    THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

  Midwest Generation
  440 South La Salle Street
  Chicago, IL 60605
  Attention: Rebecca J. Lauer

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ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

        If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.09 or 4.15 of the Indenture, check the appropriate box below:

/ / Section 3.09                                      /  / Section 4.15

        If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 3.09 or 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount this Global Note	Amount of increase in Principal Amount this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Midwest Generation
Midwest Finance Corp.
440 South La Salle Street
Chicago, IL 60605

The Bank of New York
385 Rifle Camp Road
West Paterson, NJ 07424

  Re:
  Second Priority Senior Secured Notes due 2034

        Reference is hereby made to the Indenture, dated as of April 27, 2004 (the "Indenture"), between Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), and Midwest Finance Corp., a Delaware corporation ("Midwest Finance", and, together with Midwest, the "Issuers"), as issuers, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.     ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.    The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        2.     ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S.    The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)]. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        3.     ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.    The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b)   ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

          (c)   ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d)   ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

        4.     ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

        (a)   ☐ Check if Transfer is pursuant to Rule 144.    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the

Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b)   ☐ Check if Transfer is Pursuant to Regulation S.    (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (c)   ☐ Check if Transfer is Pursuant to Other Exemption.    (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
	By:	Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

        1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

          (a)   ☐ a beneficial interest in the:

            (i)    ☐ 144A Global Note (CUSIP 59833B AA 2), or

            (ii)   ☐ Regulation S Global Note (CUSIP U60027 AA 4), or

            (iii)  ☐ IAI Global Note (CUSIP 59833B AC 8); or

          (b)   ☐ a Restricted Definitive Note.

        2.     After the Transfer the Transferee will hold:

[CHECK ONE]

          (a)   ☐ a beneficial interest in the:

            (i)    ☐ 144A Global Note (CUSIP 59833B AA 2), or

            (ii)   ☐ Regulation S Global Note (CUSIP U60027 AA 4), or

            (iii)  ☐ IAI Global Note (CUSIP 59833B AC 8); or

            (iv)  ☐ Unrestricted Global Note (CUSIP 59833B AB 0); or

          (b)   ☐ a Restricted Definitive Note; or

          (c)   ☐ an Unrestricted Definitive Note,

    in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Midwest Generation
Midwest Finance Corp.
440 South La Salle Street
Chicago, IL 60605

The Bank of New York
385 Rifle Camp Road
West Paterson, NJ 07424

  Re:
  Second Priority Senior Secured Notes due 2034

        Reference is hereby made to the Indenture, dated as of April 27, 2004 (the "Indenture"), between Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), and Midwest Finance Corp., a Delaware corporation ("Midwest Finance", and, together with Midwest, the "Issuers"), as issuers, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

        (a)   ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b)   ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c)   ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and

C-1

pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d)   ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a)   ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b)   ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.    In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
	By:	Name: Title:
Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Midwest Generation
Midwest Finance Corp.
440 South La Salle Street
Chicago, IL 60605

The Bank of New York
385 Rifle Camp Road
West Paterson, NJ 07424

  Re:
  Second Priority Senior Secured Notes due 2034

        Reference is hereby made to the Indenture, dated as of April 27, 2004 (the "Indenture"), between Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), and Midwest Finance Corp., a Delaware corporation ("Midwest Finance", and, together with Midwest, the "Issuers"), as issuers, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

        (a)   ☐ a beneficial interest in a Global Note, or

        (b)   ☐ a Definitive Note,

        we confirm that:

        1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Midwest or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the

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foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
	By:	Name: Title:
Dated:

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EXHIBIT E

[FORM OF NOTE GUARANTEE]

        For value received, [Name of Gurantor] (the "Guarantor")(which term includes any successor Person under the Indenture) has, jointly and severally with any existing Guarantors under the Indenture (as defined below), unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions of the Indenture, dated as of April 27, 2004 (the "Indenture"), among Midwest Generation, LLC, a Delaware limited liability company ("Midwest"), Midwest Finance Corp., a Delaware corporation ("Midwest Finance," and, together with Midwest, the "Issuers")[, the Guarantors party thereto] and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee.

        Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:	Name: Title:

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EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                        , 200    , among
                        (the "Guarantor"), Midwest Generation, LLC, a Delaware limited liability company ("Midwest") and Midwest Finance Corp., a Delaware corporation ("Midwest Finance" and, together with Midwest, the "Issuers"), [the other Guarantors (as defined in the Indenture referred to herein)] and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 27, 2004 providing for the issuance of 8.75% Second Priority Senior Secured Notes due 2034 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.    CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.    AGREEMENT TO GUARANTEE.    The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture.

          4.    NO RECOURSE AGAINST OTHERS.    No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          5.    NEW YORK LAW TO GOVERN.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          6.    COUNTERPARTS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7.    EFFECT OF HEADINGS.    The Section headings herein are for convenience only and shall not affect the construction hereof.

          8.    THE TRUSTEE.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

        Dated:                          , 20

GUARANTOR
By:	Name: Title:
MIDWEST GENERATION, LLC
By:	Name: Title:
MIDWEST FINANCE CORP.
By:	Name: Title:
[EXISTING GUARANTORS]
By:	Name: Title:
THE BANK OF NEW YORK, as Trustee
By:	Authorized Signatory

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CROSS-REFERENCE TABLE
TABLE OF CONTENTS
SIGNATURES
Permitted Prior Liens
MIDWEST GENERATION, LLC and MIDWEST FINANCE CORP.
ASSIGNMENT FORM
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
FORM OF CERTIFICATE OF TRANSFER
FORM OF CERTIFICATE OF EXCHANGE
FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR